                                                                    EXHIBIT 10.3
                             TAX SHARING AGREEMENT


     This TAX SHARING AGREEMENT (the "Agreement"), dated as of July 28, 1997, is between Waban Inc., a Delaware corporation ("Waban") and BJ's Wholesale Club, Inc., a Delaware corporation and, as of the date hereof, a wholly owned subsidiary of Waban ("BJI").

     WHEREAS, Waban and BJI have entered into a Separation and Distribution Agreement (the "Distribution Agreement") which contemplates the separation of Waban's "BJ's Wholesale Club" and "HomeBase" businesses into two distinct companies by transferring the BJ's Wholesale Club business to BJI (the "Separation") and, then, distributing all of the outstanding shares of BJI Common Stock on a pro rata basis to the holders of Waban Common Stock (the "Distribution");

     WHEREAS, following the Distribution, Waban will change its name to HomeBase, Inc. ("HomeBase");

     WHEREAS, beginning with its taxable year ended January 27, 1990, Waban has filed consolidated federal income Tax Returns (as hereinafter defined) that have included the operations of the BJ's Wholesale Club division, the HomeBase division, certain direct and indirect Waban subsidiaries, and certain companies that have become direct or indirect subsidiaries of Waban;

     WHEREAS, the operations of such divisions and such subsidiaries also have been included with one or more members of the Waban Group (as hereinafter defined) in state and local unitary or combined income tax and franchise Tax Returns; and

     WHEREAS, the Distribution Agreement contemplates the execution and delivery of this Agreement, the purpose of which is to provide for the allocation between the HomeBase Group (as hereinafter defined) and the BJI Group (as hereinafter defined) of all responsibilities, liabilities and benefits relating to or affecting Taxes (as hereinafter defined) paid or payable by either of them for all taxable periods, beginning on or before the Distribution Date, and to provide for certain other matters.

     NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Separation and Distribution Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable both to the singular and the plural forms of the terms defined):

     "Affiliated Group" means an affiliated group of corporations within the meaning of Code section 1504(a) for the taxable period in question.

     "BJI Affiliated Group" means, for each taxable period beginning after the Distribution Date, the Affiliated Group of which BJI is the common parent.

     "BJI Assets" means all of the assets held by the members of the BJI Affiliated Group immediately after the Distribution.

     "BJI Business" means the business, assets and operations of the "BJ's Wholesale Club" division of Waban, including without limitation all businesses, assets or operations managed or operated by, or operationally related to, such business which have been sold or otherwise disposed of or discontinued on or prior to the Distribution Date (provided, however, that warehouse clubs initially operated by the BJ's Wholesale Club division and subsequently transferred to the HomeBase division shall be considered part of the BJI Business only for the period operated by the BJ's Wholesale Club division).

     "BJI Group" means, with respect to any taxable period, the corporations that were members of the Waban Affiliated Group and that are members of the BJI Affiliated Group immediately after the Distribution Date. The BJI Group shall include BJI and the BJI Subsidiaries.

     "Code" means the Internal Revenue Code of 1986, as amended, and shall include corresponding provisions of any subsequently enacted federal Tax laws.

     "Distribution" has the meaning ascribed in the Preamble.

     "Distribution Date" means the close of business on the date determined by the Waban Board as of which the Distribution shall be effected.

                             Tax Sharing Agreement

     "Final Determination" means the final resolution of any liability for Taxes for a taxable period. A Final Determination shall result from the first to occur of:

          (i) the expiration of 30 days after IRS acceptance of a Waiver of Restrictions on Assessment and Collection of Deficiency in Tax and Acceptance of Overassessment on IRS Form 870 or 870-AD (or any successor comparable form or the expiration of a comparable period with respect to any comparable agreement or form under the laws of other jurisdictions) unless, within such period, the taxpayer gives notice to the other party of the taxpayer's intention to attempt to recover all or part of any amount paid pursuant to the Waiver by the filing of a timely claim for refund;

           (ii) a decision, judgment, decree, or other order by a court of competent jurisdiction that is not subject to further judicial review (by appeal or otherwise) and has become final;

           (iii) the execution of a closing agreement under Section 7121 of the Code or the acceptance by the IRS or its counsel of an offer in compromise under Section 7122 of the Code, or comparable agreements under the laws of other jurisdictions;

           (iv) the expiration of the time for filing a claim for refund or for instituting suit in respect of a claim for refund disallowed in whole or part by the IRS;

           (v) any other final disposition of the Tax liability for such period by reason of the expiration of the applicable statute of limitations; or

           (vi) any other event that the parties agree in writing is a final and irrevocable determination of the liability at issue.

     "HomeBase Business" means the business, assets and operations of the "HomeBase" division of Waban, including without limitation all businesses, assets or operations managed or operated by, or operationally related to, such business which have been sold or otherwise disposed of or discontinued on or prior to the Distribution Date (provided, however, that warehouse clubs initially operated by the BJ's Wholesale Club division and subsequently transferred to the HomeBase division shall be considered part of the HomeBase Business only for the period operated by the HomeBase division).

     "HomeBase Group" means, with respect to any taxable period, the corporations that were members of the Waban Affiliated Group during such period, exclusive of

                             Tax Sharing Agreement
the corporations that are included in the BJI Affiliated Group immediately after the Distribution Date.

     "IRS" means the United States Internal Revenue Service or any successor thereto, including but not limited to its agents, representatives, and attorneys.

     "Joint Tax Return" means any Tax Return that includes a member of the HomeBase Group and a member of the BJI Group.

     "Restructuring Taxes" means any Taxes, other than Transaction Taxes, incurred by the Waban Affiliated Group as a result of (i) the Separation or (ii) the Distribution.

     "Short Period" means the period commencing on January 26, 1997 and ending on the Distribution Date.

     "Tax" means any federal, state, local or foreign income, profits, alternative or add-on minimum, severance, sales, use, service, service use, ad valorem, gross receipts, license, value added, franchise, transfer, recording, real estate, withholding, payroll, employment, excise, occupation, unemployment insurance, social security, business license, business organization, stamp, environmental, premium or property tax, or any other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any related interest, penalties and additions to any such tax, imposed by any taxing authority upon Waban, the HomeBase Group, the BJI Group or any of their respective members or divisions or branches.

     "Tax Deficiency" means an assessment of Tax, as a result of a Final Determination.

     "Tax Detriment" means any item of income, gain, recapture of credit or any other Tax Item which increases Taxes paid or payable.

     "Tax Item" means any item of income, gain, loss, deduction, credit, provisions for reserves, recapture of credit or any other item which increases or decreases Taxes paid or payable, including an adjustment under Code Section 481 resulting from a change in accounting method.

     "Tax Refund" means a refund of Tax as the result of a Final Determination.

     "Tax Return" means any return, filing, questionnaire, information return or other document required to be filed, including requests for extensions of time, filings made with estimated tax payments, claims for refund and amended returns that may be filed, for any period with any taxing authority (whether domestic or foreign) in

                             Tax Sharing Agreement
connection with any Tax (whether or not a payment is required to be made with respect to such filing).

     "Transaction Taxes" mean any sales, use, transfer, real estate transfer, recording or other similar Taxes payable in connection with consummation of the transactions contemplated by the Separation and Distribution Agreement.

     "Waban Affiliated Group" shall mean, for each taxable period, the Affiliated Group of which Waban or any successor of Waban is the common parent.


                                  ARTICLE II

                             FILING OF TAX RETURNS
                             ---------------------

2.01 Manner of Filing. All Tax Returns filed after the Distribution Date shall
     ----------------
     be prepared on a basis which is consistent with the consummation of the transactions as set forth in the Separation and Distribution Agreement and shall be filed on a timely basis (including extensions) by the party responsible for such filing under this Agreement. Unless otherwise required by applicable law, all Tax Returns filed after the date of this Agreement shall be prepared on a basis consistent with the elections, accounting methods, conventions, and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed, to the extent that a failure to do so could result in a Tax Detriment to the other party hereto or a member of its Affiliated Group. Subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made in the sole discretion of the party responsible under this Agreement for such preparation.

2.02 Pre-Distribution Tax Returns.
     ----------------------------

(a)  Consolidated Returns. The Waban and HomeBase consolidated federal income
     --------------------
     Tax Returns required to be filed for all periods beginning on or before the Distribution Date shall be prepared and filed by HomeBase. HomeBase and BJI will cooperate in good faith to determine the appropriate amount of Tax Items attributable to the BJI Business to be reflected in the consolidated federal income Tax Returns of Waban and HomeBase for periods beginning on or before the Distribution Date.

(b)  Combined, Consolidated and Unitary Returns. All state and local combined,
     ------------------------------------------
     consolidated and unitary corporate income Joint Tax Returns which are required to be filed for all periods beginning on or before the Distribution Date, which have not been previously filed shall be prepared and filed by

                            Tax Sharing Agreement

     HomeBase. HomeBase and BJI will cooperate in good faith to determine the appropriate amount of Tax Items attributable to the BJI Business to be reflected in such Returns of Waban and HomeBase for periods beginning on or before the Distribution Date.

(c)  Other Returns. All other Tax Returns not described elsewhere in this
     -------------
     Section 2.02 that are required to be filed for periods beginning on or before the Distribution Date, including Tax Returns in respect of Transaction Taxes, shall be prepared and filed by the party responsible under the appropriate law of the taxing jurisdiction.

                                  ARTICLE III

                               PAYMENT OF TAXES
                               ----------------

3.01 General. For purposes of determining a party's liability for Taxes or
     -------
     entitlement to Tax Refunds, Tax Items clearly attributable to the HomeBase Business will be taken into account for the HomeBase Group, and Tax Items clearly attributable to the BJI Business will be taken into account for the BJI Group. Except as otherwise provided in this Agreement, Tax Items not clearly attributable either to the HomeBase Business or the BJI Business will be taken into account (i) for the HomeBase Group in the case of
     Section 3.02 (Allocation of Tax Liabilities With Respect to Unfiled Returns), and (ii) 25% for the HomeBase Group and 75% for the BJI Group in the case of Section 3.03 (Redetermined Tax Liabilities).

3.02 Allocation of Tax Liabilities With Respect to Unfiled Returns.
     -------------------------------------------------------------

(a)  Consolidated Federal Income Tax Liabilities. Except as otherwise provided
     -------------------------------------------
     in this Agreement, HomeBase shall pay, on a timely basis, all Taxes due with respect to the consolidated federal income Tax liability for all periods beginning on or before the Distribution Date (including the Short Period) of the Waban Affiliated Group. BJI on behalf of the BJI Group hereby assumes and agrees to pay (to the extent not previously paid by BJI) the BJI Group's share of those Taxes for all periods beginning on or before the Distribution Date (including the Short Period), which payments shall be made directly to HomeBase which shall then forward any balance due to the IRS.

          The allocable shares of the consolidated federal income Tax liability for such periods for the BJI Group and the HomeBase Group shall be determined by applying the effective tax rate with respect to the applicable Tax Return to the positive taxable income, if any, determined in accordance with the principles set forth

                             Tax Sharing Agreement
in Section 3.01 for each of the BJI Group and the HomeBase Group. With respect to the taxable year of the HomeBase Group that includes the Distribution Date and the taxable year of the BJI Group that commences immediately following the Distribution Date, the HomeBase Group shall claim on its federal income Tax Returns the benefit of (i) the graduated tax rates of Code Section 11, (ii) the $25,000 bracket amount in Code Section 38, (iii) the $40,000 exemption amount and the $150,000 bracket amount in Code Section 55, and (iv) the $2,000,000 bracket amount in Code Section 59A, and the BJI Group shall claim none of such benefits.

          If the calculations made pursuant to this Section 3.02(a) indicate that the BJI Group has either overpaid or underpaid its share of the consolidated federal income Tax liability for the taxable year ended January 25, 1997, or for the Short Period, respectively, then not later than 90 days after the filing of HomeBase's consolidated federal income Tax return for the taxable year ended January 25, 1997, and the taxable year ending January 31, 1998, respectively, HomeBase shall pay BJI the amount of any such overpayment or BJI shall pay HomeBase the amount of any such underpayment.

          HomeBase shall notify BJI not later than 5 business days prior to the due date of any quarterly estimated Tax payments of the amount of BJI's share of such quarterly payments, and BJI shall make such quarterly estimated Tax payments to HomeBase not later than 3 business days prior to the date such quarterly payments would be due if BJI were a separate company. HomeBase shall notify BJI not later than 5 business days prior to the last day for filing any request for extension of time to file the HomeBase Group's federal Tax Return of the amount of BJI's share of any additional amount due upon the filing of such extension request, and BJI shall pay to HomeBase such amount not later than 3 business days prior to the last day for filing such extension request.

          All calculations and determinations required to be made pursuant to this Section 3.02(a) shall be made by HomeBase in good faith.

(b)  Combined, Consolidated and Unitary Corporate Income Taxes. Except as
     ---------------------------------------------------------
     otherwise provided in this Agreement, HomeBase or a member of the HomeBase Group shall pay, on a timely basis, all Taxes due with respect to any combined, consolidated or unitary state, local and foreign corporate income Tax liability for all periods beginning on or before the Distribution Date (including the Short Period) with respect to Joint Tax Returns ("Combined Taxes"). BJI hereby assumes and agrees to pay (to the extent not previously paid by BJI) the BJI Group's share of Combined Taxes for all periods beginning on or before the Distribution Date (including the Short Period), which payment shall be made by BJI to HomeBase, which shall then pay any amount due to the appropriate taxing authority.

                             Tax Sharing Agreement

          The allocable shares of the Combined Tax liability for such periods for the BJI Group and the HomeBase Group shall be determined by applying the effective tax rate with respect to the applicable Tax Return to the positive taxable income, if any, determined in accordance with the principles set forth in Section 3.01 for each of the BJI Group and the HomeBase Group.

          If the calculations made pursuant to this Section 3.02(b) indicate that BJI has either overpaid or underpaid its share of the Combined Tax liability, then at such time as HomeBase shall reasonably determine, but in any event not later than 90 days after the filing of the relevant return, HomeBase shall pay BJI the amount of any such overpayment or BJI shall pay HomeBase the amount of any such underpayment.

     HomeBase shall notify BJI not later than 5 business days prior to the due date of any quarterly estimated Tax payments of the amount of BJI's share of such quarterly payments, and BJI shall make quarterly estimated tax payments to HomeBase not later than 3 business days prior to the date such quarterly payments would be due if BJI were a separate company. HomeBase shall notify BJI not later than 5 business days prior to the last day for filing any request for extension of time to file the HomeBase Group's Combined Tax Return of the amount of BJI's share of any additional amount due upon the filing of such extension request, and BJI shall pay to HomeBase such amount not later than 3 business days prior to the last day for filing such extension request.

          All calculations and determinations required to be made pursuant to this Section 3.02(b) shall be made by HomeBase in good faith.

(c)  Other Taxes. All other Taxes for periods beginning on or before the
     -----------
     Distribution Date shall be paid, on a timely basis, by the party responsible under this Agreement for filing the Tax Return pursuant to which such Taxes are due, or, if no Tax Return is required, by the party responsible for payment of such Tax under the laws of the taxing jurisdiction. In the case of Transaction Taxes, HomeBase shall be liable for 25% of such Taxes and BJI shall be liable for 75% of such Taxes. The party not responsible under this Agreement for paying such Taxes to the taxing authority shall pay the responsible party for its share of such Taxes not later than 3 business days prior to the due date for such Taxes.

3.03 Redetermined Tax Liabilities.
     ----------------------------

(a)  Joint Tax Returns.  In the case of any Final Determination
     -----------------
     regarding a Joint Tax Return, any Tax Deficiency shall be paid to the appropriate taxing authority by, and any Tax Refund received from the appropriate taxing

                             Tax Sharing Agreement
     authority shall be paid to, HomeBase; provided, however, that whether or
                                           --------  -------
     not there is a Tax Deficiency or Tax Refund or whether or not a payment is required to or from the appropriate taxing authority, BJI shall make payments to HomeBase or receive payments from HomeBase based upon the following principles:

                 (i) BJI shall make a payment to HomeBase in an amount equal to any increase in the BJI Group's allocable share of Tax with respect to such Joint Tax Return resulting from any adjustments to Tax Items attributable to the BJI Business, less any payments therefor previously made by BJI to HomeBase (or directly to the appropriate taxing authority). For the purpose of computing the amount of any such increase in the BJI Group's allocable share of Tax, any offsetting adjustments to Tax Items attributable to the HomeBase Business will not be taken into account.

                 (ii) HomeBase shall pay to BJI, to the extent not previously paid to BJI by the appropriate taxing authority or by HomeBase, the amount of any decrease in the BJI Group's allocable share of Tax with respect to such Joint Tax Return resulting from adjustments to Tax Items attributable to the BJI Business. For the purpose of computing the amount of any such decrease in the BJI Group's allocable share of Tax, any offsetting adjustments to Tax Items attributable to the HomeBase Business will not be taken into account.

     Any Tax Liability or Refund with respect to (i) a Tax Item not clearly attributable either to the HomeBase Business or the BJI Business, (ii) a Joint Tax Return not arising from an adjustment to, or change in, a Tax Item (e.g., change in applicable law), or (iii) Transaction Taxes, shall be allocated 25% to HomeBase and 75% to BJI.

(b)  Separate Returns. HomeBase shall be liable for and shall indemnify, defend
     ----------------
     and hold harmless the BJI Group from and against all Taxes for all periods with respect to Tax Returns that include only members of the HomeBase Group, and BJI shall be liable for and shall indemnify, defend and hold harmless the HomeBase Group from and against all Taxes for all periods with respect to Tax Returns that include only members of the BJI Group. HomeBase shall be entitled to receive and retain all Tax Refunds for all periods with respect to Tax Returns that include only members of the HomeBase Group. BJI shall be entitled to receive and retain all Tax Refunds for all periods with respect to Tax Returns that include only members of the BJI Group.

(c)  Calculation and Payment of Amounts. Except in the case of Tax Returns that
     ----------------------------------
     include only members of the BJI Group, all calculations and determinations

                             Tax Sharing Agreement
     required to be made pursuant to this Section 3.03 shall be made by HomeBase in good faith and on a basis reasonably consistent with prior years. Any payments made by the parties hereunder to each other shall be treated by each of the parties as satisfaction of liabilities of such paying party and shall not be subject to any gross-up or additional payment.

(d)  Certain Penalties. Notwithstanding anything in this Agreement to the
     -----------------
     contrary, with respect to Joint Tax Returns, HomeBase shall be responsible for the payment of 100% of any penalties which (i) would have been waived or not imposed but for HomeBase's failure to adequately disclose on any Tax Return a position which, prior to the filing of such Tax Return, BJI indicated in writing to HomeBase should be disclosed, or (ii) are solely attributable to a position taken by HomeBase on a Joint Tax Return without the prior written agreement of BJI, which position is inconsistent with the information or Tax Returns provided by BJI to HomeBase.

3.04 Liability for Taxes with Respect to Post-Distribution Periods. Unless
     -------------------------------------------------------------
     otherwise provided in this Agreement, the HomeBase Group shall pay all Taxes and shall be entitled to receive and retain all Tax Refunds with respect to periods beginning after the Distribution Date which are attributable to the HomeBase Business. Unless otherwise provided in this Agreement, the BJI Group shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to periods beginning after the Distribution Date which are attributable to the BJI Business.

3.05 Carrybacks. BJI agrees that it will not carry back any Tax Item arising
     ----------
     after the Distribution Date to a taxable period with respect to a Tax Return which includes a member of the HomeBase Group, without the consent of HomeBase. In the event that BJI does carry back any such Tax Item with HomeBase's consent, any Tax Refund resulting therefrom shall be paid over to BJI. To the extent that the carryback of any Tax Item does not result in a Tax Refund (or would not result in a refund if a claim were filed) solely as the result of an offsetting Tax Item attributable to the HomeBase Group, HomeBase shall remit to BJI the amount of any decrease in the BJI Group's allocable share of Tax with respect to such return as a result of such carryback as determined under the principles contained in Section 3.03(a).

3.06 Responsibility for Restructuring Taxes.
     --------------------------------------

(a)  Responsibility of BJI Group. BJI and any successor corporation shall be
     ---------------------------
     responsible for, and shall indemnify and hold harmless HomeBase and each member of the HomeBase Group from, all liability, loss, cost, expense or damage in any way occasioned by any Restructuring Taxes which are directly

                             Tax Sharing Agreement
     or indirectly attributable to one or more of the following described events or transactions occurring after the Distribution Date with respect to BJI or any successor corporation: a reorganization, consolidation or merger; the sale or other disposition of BJI Assets other than in the ordinary course of business; BJI ceasing to conduct an active trade or business; the acquisition or disposition of shares of stock of BJI by any person or persons; the redemption or repurchase of shares of its stock by BJI or any successor; the recapitalization or other reclassification of the shares of BJI or any successor; the complete or partial liquidation of BJI or any successor; the exercisability, transferability or repurchase of rights distributed pursuant to a stock purchase rights plan; or any other act or omission of BJI which results in failure to comply with each representation and statement made to the IRS in connection with the rulings received with respect to the Distribution.

(b)  Responsibility of HomeBase Group. HomeBase and any successor corporation
     --------------------------------
     shall be responsible for, and shall indemnify and hold harmless BJI and each member of the BJI Group from, all liability, loss, cost, expense or damage in any way occasioned by any Restructuring Taxes which are directly or indirectly attributable to one or more of the following described events or transactions occurring after the Distribution Date with respect to HomeBase or any successor corporation: a reorganization, consolidation or merger; the sale or other disposition of HomeBase Assets other than in the ordinary course of business; HomeBase ceasing to conduct an active trade or business; the acquisition or disposition of shares of stock of HomeBase by any person or persons; the redemption or repurchase of shares of its stock by HomeBase or any successor; the recapitalization or other reclassification of the shares of HomeBase or any successor; the complete or partial liquidation of HomeBase or any successor; the exercisability, transferability or repurchase of rights distributed pursuant to a stock purchase rights plan or any other act or omission of HomeBase which results in failure to comply with each representation and statement made to the IRS in connection with the rulings received with respect to the Distribution.

(c)  Joint Responsibility of BJI Group and HomeBase Group. If any Restructuring
     ----------------------------------------------------
     Taxes should arise for which neither BJI nor HomeBase is responsible under
     Section 3.06(a) or Section 3.06(b), respectively, each of BJI and HomeBase shall be responsible for 50 percent of such Restructuring Taxes, and each party shall indemnify, defend and hold harmless the other party and each member of their respective Groups from and against all liability, loss, cost, expense or damage in any way occasioned by such Restructuring Taxes.

                                  ARTICLE IV

                             Tax Sharing Agreement

              INDEMNITY; COOPERATION AND EXCHANGE OF INFORMATION
              --------------------------------------------------

4.01 Breach. HomeBase shall be liable for and shall indemnify, defend and hold
     ------
     harmless the BJI Group and its officers and directors, from and against, and BJI shall be liable for and shall indemnify, defend and hold harmless the HomeBase Group and its officers and directors, from and against, any payment required to be made as a result of the breach by a member of the HomeBase Group or the BJI Group, as the case may be, of any obligation under this Agreement.

4.02 Indemnity. Whenever a party hereto (hereinafter an "Indemnitee") becomes
     ---------
     aware of the existence of an issue which could increase the liability for any Tax of the other party hereto or any member of its Group or require a payment hereunder (hereinafter an "Indemnity Issue"), the Indemnitee shall promptly give notice to such other party (hereinafter the "Indemnitor") of such Indemnity Issue. The failure of any Indemnitee to give such notice shall not relieve any Indemnitor of its obligations under this Agreement except to the extent such Indemnitor or its affiliate is actually materially prejudiced by such failure to give notice. The Indemnitor and its representatives, at the Indemnitor's expense, shall be entitled to participate (i) in all conferences, meetings or proceedings with any taxing authority, the subject matter of which is or includes an Indemnity Issue and (ii) in all appearances before any court, the subject matter of which is or includes an Indemnity Issue. The party who has responsibility for filing the Tax Return under this Agreement (the "Responsible Party") with respect to which there is an increase in liability for any Tax or with respect to which a payment is required hereunder shall have the right to decide as between the parties hereto how such matter is to be dealt with and finally resolved with the appropriate taxing authority and shall control all audits and similar proceedings. The Responsible Party agrees to cooperate in the settlement of any Indemnity Issue with the other party and to take such other party's interests into account. If the Indemnitor is not the Responsible Party, such cooperation shall include permitting the Indemnitor, at the Indemnitor's sole expense, to litigate or otherwise resolve any Indemnity Issue. Notwithstanding the foregoing, if the Responsible Party is not the Indemnitor, the Responsible Party shall not enter into a final settlement with the relevant taxing authority with respect to any matter involving an Indemnity Issue without first presenting the proposed settlement to the Indemnitor, who shall provide the Responsible Party with written consent to such settlement within ten days of receipt, whereupon (or if the Indemnitor fails to respond to such settlement in writing within such ten day period) the Responsible Party may enter into such settlement with the relevant taxing authority, provided, however, that the Indemnitor may withhold its consent to the proposed settlement by notifying the Responsible Party in writing within

                             Tax Sharing Agreement
     such ten day period that the Indemnitor does not consent to the proposed settlement, if the Indemnitor provides the Responsible Party with an opinion, from tax counsel reasonably satisfactory to the Responsible Party, to the effect that there is a reasonable possibility that the Indemnitor will prevail on the merits with respect to one or more Indemnity Issues with an aggregate value of not less than $100,000 (including Tax, interest and/or penalties) in a tribunal with jurisdiction to adjudicate the Indemnitor's defense of such Indemnity Issue. If the Indemnitor provides the Responsible Party with written notification withholding consent in accordance with the immediately preceding sentence, then:

                 (i) The Indemnitor shall fully indemnify and hold harmless the Responsible Party from and against any and all liabilities (other than liability for payments to the Indemnitor hereunder) for Taxes and other costs and expenses (including, without limitation, attorneys' and accountants' fees) over and above the payments that the Responsible Party would have been liable for if the Responsibility Party had entered into the proposed settlement; and

                 (ii) The Responsible Party shall select one of the following alternatives:

                       (1) enter into a closing agreement or other final resolution with the relevant taxing authority with respect to all issues in accordance with the proposed settlement other than Indemnity Issues, provided that such closing agreement shall (i) allow the Indemnitor to continue to defend the Indemnity Issues in proceedings with the relevant taxing authority, and (ii) permit the Indemnitor, if successful, to obtain the full monetary benefit of a successful defense or claim for a refund, taking into account any payments to be made pursuant to Section 3.03; or

                       (2) settle all issues with the relevant taxing authority in accordance with the proposed settlement and/or pay any additional liability for Taxes as provided for in such proposed settlement, provided that such settlement shall (i) permit the Indemnitor to file a claim for refund with respect to the Indemnity Issues and (ii) permit the Indemnitor, if successful, to obtain the full monetary benefit of such claim for refund, taking into account any payments to be made under Section 3.03, which payments shall be made by the Indemnitor to the Responsible Party not later than 3 business days prior to the date payment is required under the proposed settlement, notwithstanding the lack of a Final Determination at such time; or

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                                      -13-

                       (3) pay to the Indemnitor any additional liability for Taxes as provided for in such settlement to the extent that such liability relates to issues other than Indemnity Issues, whereupon the Indemnitor shall assume control over and responsibility for any proceeding related to such matter and shall be fully liable for and shall fully indemnify and hold the Responsible Party harmless from and against any and all liability for Taxes with respect to such matter. The Indemnitor shall have no obligation or duty to reimburse or refund to the Responsible Party any portion of any refund or settlement payment regardless of the resolution of the matter.

           An Indemnitor may, at its election, pay to or deposit with the relevant taxing authority an amount of additional Tax liability for which the Indemnitor would be liable hereunder if such payment or deposit would have the effect of stopping the accrual of interest with respect to such Tax liability. The Indemnitor shall have no further responsibility hereunder for interest with respect to any amount so deposited or paid for so long as such deposit or payment stops the accrual of interest; provided, however, that any such payment or deposit does not affect any right of the Responsible Party or any other liability of the Indemnitor hereunder.

4.03 Cooperation and Exchange of Information.
     ---------------------------------------

(a) BJI shall, and shall cause each appropriate member of the BJI Group to, prepare and submit to HomeBase, at BJI's expense, no later than 90 days after the Distribution Date, all information as HomeBase shall reasonably request to enable HomeBase to file the HomeBase consolidated federal income Tax Return and any state and local combined or unitary corporate income Tax Returns for the taxable year ending January 31, 1998. HomeBase shall be entitled to require BJI to engage a certified public accounting firm reasonably acceptable to HomeBase (it being agreed that BJI's outside auditors as of the Distribution Date are acceptable to HomeBase) to review the information which BJI is required to provide under this Section 4.03(a). The expenses of such accounting firm shall be borne by HomeBase.

(b) HomeBase, on behalf of itself and each member of the HomeBase Group, agrees to provide the BJI Group, and BJI, on behalf of itself and each member of the BJI Group, agrees to provide the HomeBase Group, with such cooperation and information as a party shall reasonably request of the other in connection with the preparation or filing of any Tax Return or claim for refund not inconsistent with this Agreement or in conducting any audit or other proceeding in respect to Taxes. Such cooperation and information shall include without limitation promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing

                             Tax Sharing Agreement
     authority which relate (i) to the HomeBase Group or the HomeBase
     Business, to HomeBase in the case of the BJI Group, and (ii) to the BJI Group or the BJI Business to BJI in the case of the HomeBase Group; and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by taxing authorities, including without limitation, foreign taxing authorities, and records concerning the ownership and Tax basis of property, which either party may possess. Each party shall make its employees and facilities available on a mutually convenient basis to provide explanations of any documents or information provided hereunder.

(c) BJI and HomeBase agree to retain all Tax Returns, related schedules and workpapers, and all material records and other documents as required under
     Section 6001 of the Code and the regulations promulgated thereunder relating thereto existing on the date hereof or created through the Distribution Date, until the expiration of the statute of limitations (including extensions) of the taxable years to which such Tax Returns and other documents relate and until the Final Determination of any payments which may be required in respect of such years under this Agreement. HomeBase and BJI agree to advise each other promptly of any such Final Determination. Any information obtained under this Section 4.03 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other proceeding.

(d) If any member of the HomeBase Group or the BJI Group, as the case may be, fails to provide any information requested pursuant to this Section 4.03 by
     (i) the dates, specified in subsection (a) hereof or, (ii) with respect to information not requested pursuant to subsection (a) hereof, within a reasonable period, as determined in good faith by the party requesting information, then the requesting party shall have the right to engage a certified public accounting firm of its choice to gather such information. BJI and HomeBase, as the case may be, agree upon 24 hours' notice, in the case of a failure to provide information pursuant to subsection (a) hereof, and otherwise upon 30 days' notice after the expiration of such reasonable period, to permit any such accounting firm full access to all appropriate records or other information in the possession of any member of the HomeBase Group or the BJI Group, as the case may be, during reasonable business hours, and to reimburse or pay directly all costs and expenses in connection with the engagement of such public accountants.

(e) If any member of the HomeBase Group or the BJI Group, as the case may be, supplies information to a member of the other Group pursuant to this
     Section 4.03 and an officer of the requesting party signs a statement or other document

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                                      -15-
     under penalties of perjury in reliance upon the accuracy of such information, then a duly authorized officer of the party supplying such information shall certify, under penalties of perjury, the accuracy and completeness of the information so supplied. HomeBase agrees to indemnify and hold harmless each member of the BJI Group and its directors, officers and employees, from and against any cost, fine, penalty or other expense of any kind attributable to the negligence or willful misconduct of a member of the HomeBase Group, in supplying a member of the BJI Group with inaccurate or incomplete information. BJI agrees to indemnify and hold harmless each member of the HomeBase Group and its directors, officers and employees, from and against any cost, fine, penalty or other expense of any kind attributable to the negligence or willful misconduct of a member of the BJI Group in supplying a member of the HomeBase Group with inaccurate or incomplete information.

4.04 Injunction. The parties hereto agree that the payment of monetary
     ----------
     compensation would not be an adequate remedy to a breach of the obligations contained in Section 4.03 hereof, and each party consents to the issuance and entry of an injunction against the taking of any action by it or a member of its Group described in the preceding section.


                                   ARTICLE V

                                 MISCELLANEOUS
                                 -------------

5.01 Expenses. Unless otherwise expressly provided in this Agreement, each party
     --------
     shall bear any and all expenses that arise from its obligations under this Agreement.

5.02 Entire Agreement; Termination of Prior Agreements. This Agreement
     -------------------------------------------------
     constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all other agreements, whether or not written, in respect of any Tax between or among any member or members of the HomeBase Group, on the one hand, and any member or members of the BJI Group, on the other hand. Except as otherwise provided herein, effective as of the Distribution Date, all such agreements are hereby cancelled and any rights or obligations existing thereunder are hereby fully and finally settled without any payment by any party thereto. Anything in this Agreement or the Separation and Distribution Agreement to the contrary notwithstanding, in the event and to the extent that there shall be a conflict between the provisions

                             Tax Sharing Agreement
     of this Agreement and the Separation and Distribution Agreement, the provisions of this Agreement shall control.

5.03 Notices. Any notice, request, demand, claim, or other communication
     -------
     hereunder shall be in writing and shall be delivered by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below, and shall be deemed duly given on the date which is three days after the date such notice, request, demand, claim, or other communication is sent:

             To HomeBase or any member of the HomeBase Group:

             HomeBase, Inc.
             3345 Michelson Drive
             Irvine, CA  92715
             Attention:  Treasurer

             To BJI or any member of the BJI Group:

             BJ's Wholesale Club, Inc.
             One Mercer Road
             Natick, Massachusetts 01760
             Attention:  Treasurer


     Notwithstanding the foregoing, any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

5.04 Resolution of Disputes. Any disputes between the parties with respect to
     ----------------------
     this Agreement shall be resolved by a certified public accounting firm or a law firm satisfactory to HomeBase and BJI, whose fees and expenses shall be shared equally by HomeBase and BJI.

5.05 Application to Present and Future Subsidiaries. This Agreement is being
     ----------------------------------------------
     entered into by each of HomeBase and BJI on behalf of itself and each member of the HomeBase Group and the BJI Group, respectively. This Agreement shall

                             Tax Sharing Agreement
     constitute a direct obligation of each such member and shall be deemed to have been readopted and affirmed on behalf of any corporation which becomes a member of the HomeBase Group or the BJI Group in the future. HomeBase and BJI hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the HomeBase Group and the BJI Group, respectively. Each of HomeBase and BJI shall, upon the written request of the other, cause any of its respective group members formally to execute this Agreement.

5.06 Term. This Agreement shall commence on the date of execution indicated
     ----
     below and shall continue in effect until otherwise agreed to in writing by HomeBase and BJI, or their successors.

5.07 Titles and Headings   Titles and headings to sections herein are inserted
     -------------------
     for the convenience of reference only and are not intended to be a part or to affect the meaning or interpretation of this Agreement.

5.08 Legal Enforceability  Any provision of this Agreement which is prohibited
     --------------------
     or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

5.09 Successors and Assigns. This Agreement and all of the provisions hereof
     ----------------------
     shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Notwithstanding any other provision of this Agreement, neither HomeBase nor BJI shall sell or otherwise transfer all or substantially all of its business, operations or assets, whether by merger, consolidation, stock sale, asset sale or otherwise, unless the obligation of the transferor to pay Restructuring Taxes pursuant to the terms hereof is assumed by or otherwise becomes the obligation of the transferee, either by operation of law or by agreement among the parties.

5.10 Amendments. This Agreement may not be modified or amended except by an
     ----------
     agreement in writing, signed by the parties hereto.

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                                      -18-

5.11 Counterparts. This Agreement may be executed in counterparts, each of which
     ------------
     shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.12 Governing Law. This Agreement shall be governed by and construed in
     -------------
     accordance with the domestic substantive laws of the Commonwealth of Massachusetts without regard to any choice or conflict of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.


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                             Tax Sharing Agreement

        IN WITNESS WHEREOF, the parties have caused this Tax Sharing
     Agreement to be duly executed as of the day and year first above written.

                                                        WABAN INC.



                                           By:  /s/ Herbert J. Zarkin
                                              ----------------------------
                                                Herbert J. Zarkin
                                                President


                                           BJ'S WHOLESALE CLUB, INC.



                                           By:  /s/ John J. Nugent
                                              ----------------------------
                                                John J. Nugent
                                                President



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                                      -20-